UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 16, 2016

Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On November 16, 2016, Steven P. Whaley, age 57, notified Wal-Mart Stores, Inc. (the “Company”) of his intent to resign from the position of Senior Vice President and Controller effective as of the close of business on December 31, 2016. Mr. Whaley will continue to be employed by the Company and serve as a Senior Vice President in a transitional role until January 31, 2017, at which time he will retire from employment with the Company. Mr. Whaley has served as the Company’s Senior Vice President and Controller since 2007.

(c) On November 16, 2016, David Chojnowski, age 47, was appointed Senior Vice President and Controller of the Company, effective January 1, 2017. In his new position, Mr. Chojnowski will serve as the Company’s principal accounting officer and report to the Company’s Executive Vice President and Chief Financial Officer. Since October 2014, Mr. Chojnowski has served as Vice President and Controller of the Company’s Walmart U.S. division. Prior to being appointed to his current role, Mr. Chojnowski served as Vice President, Finance Transformation from January 2013 to October 2014, and as Vice President and Controller of the Company’s International division from April 2011 to January 2013. Prior to joining the Company in April 2011, Mr. Chojnowski served as Senior Vice President, Corporate Controller and Chief Accounting Officer for Burger King Corporation.

In connection with his promotion, the Company and Mr. Chojnowski entered into a post termination agreement and covenant not to compete dated November 16, 2016 (the “Non-Compete Agreement”). The Non-Compete Agreement prohibits Mr. Chojnowski, for a period of two years following his termination of employment for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The Non-Compete Agreement also provides that, if Mr. Chojnowski is terminated by the company for any reason other than for a violation of the Company’s policies, the Company will continue to pay his base salary for two years following termination of employment.

Upon his promotion to his new position, effective January 1, 2017, Mr. Chojnowski will receive an annual salary of $430,000, subject to annual adjustment. Mr. Chojnowski will also continue to be eligible for an annual cash incentive payment under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria established by the Compensation, Nominating and Governance Committee of the Company’s Board of Directors. Beginning January 1, 2017, Mr. Chojnowski’s target annual cash incentive payment under the MIP will be 104% of his base salary, with a maximum possible payout of 130% of his base salary. For the fiscal year ending January 31, 2017, Mr. Chojnowski’s annual cash incentive payment under the MIP will be prorated based on his time during the fiscal year in his current position and his new position. Mr. Chojnowski will also be eligible to receive an annual equity award under the Company’s Stock Incentive Plan of 2015, which awards are typically granted each January.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 18, 2016

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and Division General Counsel, Corporate Division